Exhibit 99.1

Investor Contact: Derek Fiebig (954) 769-2227 fiebigd@autonation.com Media Contact: Lisa Rhodes Ryans (954) 769-4120 publicrelations@autonation.com

AutoNation Reports Third Quarter 2023 Results

•Third Quarter 2023 Revenue was $6.9 billion, compared to $6.7 billion a year ago, driven by New Vehicle and After-Sales growth
•Third Quarter 2023 After-Sales gross profit was a record $546 million, an increase of 14% compared to prior year
•Third Quarter 2023 Earnings Per Share (EPS) was $5.54, compared to EPS of $6.31 and Adjusted EPS of $6.00 a year ago
•Repurchased 1.3 million shares of common stock for an aggregate purchase price of $200 million
FORT LAUDERDALE, Fla., (October 27, 2023) — AutoNation, Inc. (NYSE: AN), America’s most admired automotive retailer, today reported Third Quarter 2023 EPS of $5.54, compared to Third Quarter 2022 EPS of $6.31 and Adjusted EPS of $6.00, which excluded $0.31 of favorable items. Third Quarter 2023 revenue was $6.9 billion compared to $6.7 billion a year ago. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

“During the quarter, we saw double digit year-over-year growth in new vehicle sales and strong sequential growth in used vehicle volume. This resulted in the first year-over-year growth in total unit sales in eight quarters. We also continue to see the significant benefits of the focus in our After-Sales business, which delivered record revenue and gross profit. Overall, AutoNation delivered a solid performance in this evolving operating environment. Additionally, we continued our investments in growth initiatives and deployed capital to create value for our shareholders,” said Mike Manley, AutoNation’s CEO.

Operational Summary

Third Quarter 2023 Operational Summary compared to the year-ago period:

Selected GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended September 30,
	2023	2022	YoY
Revenue	$6,892.7	$6,666.0	3%
Gross Profit	$1,294.6	$1,312.8	-1%
Operating Income	$419.5	$522.5	-20%
Net Income	$243.7	$352.6	-31%
Diluted EPS	$5.54	$6.31	-12%

New Vehicle Retail Unit Sales	62,289	55,565	12%
Used Vehicle Retail Unit Sales	72,517	75,355	-4%

Selected Non-GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended September 30,
	2023	2022	YoY
Adjusted Operating Income	$415.8	$495.3	-16%
Adjusted Net Income	$243.7	$335.6	-27%
Adjusted Diluted EPS	$5.54	$6.00	-8%

•Revenue - Revenue was $6.9 billion, an increase of $227 million or 3% from the year-ago period. Higher New Vehicle and After-Sales revenue offset the decrease in Used Vehicle revenue.
◦New Vehicle Revenue – $3.2 billion, an increase of $324 million or 11%.
◦Used Vehicle Revenue – $2.2 billion, a decrease of $230 million or 10%.
◦Customer Financial Services Revenue – $370 million, an increase of $9 million or 2%.
◦After-Sales Revenue – $1.2 billion, an increase of $125 million or 12%.
•Gross Profit - Gross profit totaled $1.29 billion, down $18 million from $1.31 billion a year ago.
◦New Vehicle Gross Profit - New vehicle gross profit decreased $79 million reflecting gross profit per vehicle retailed of $4,025 compared to $5,934 a year ago partially offset by a 12% increase in unit sales.
◦Used Vehicle Gross Profit - Used vehicle gross profit decreased $14 million reflecting a gross profit per vehicle retailed of $1,746 compared to $1,870 a year ago and a 4% decrease in unit sales.
◦Customer Financial Services Gross Profit - Customer Financial Services gross profit per vehicle retailed was $2,741, largely flat from a year ago.
◦After-Sales Gross Profit - After-Sales gross profit was a record $546 million, an increase of $67 million or 14% from a year ago.
•SG&A as a Percentage of Gross Profit –SG&A as a percentage of gross profit was 63.3%, or 63.6% on an adjusted basis, and was significantly lower than pre-pandemic levels and includes incremental investments in technology and new business initiatives as well as advertising to support the self-sourcing of used vehicles.

Capital Allocation, Liquidity, and Leverage
During the quarter, cash from operating activities totaled $256 million, capital expenditures were $87 million, and AutoNation repurchased 1.3 million shares of common stock for an aggregate purchase price of $200 million. As of October 25, 2023, AutoNation has approximately $439 million remaining under its current Board authorization for share repurchase. The Company has approximately 43 million shares outstanding, which represents a 10% decrease year-to-date and a 49% decrease from the 83 million shares outstanding at the end of 2020.

As of September 30, 2023, AutoNation had $1.6 billion of liquidity, including $64 million in cash and approximately $1.55 billion of availability under its revolving credit facility. During the third quarter of 2023, the company increased its commercial paper program capacity to $1.9 billion, matching the capacity under its revolving credit facility. The Company’s covenant leverage ratio was 2.0x at quarter end. AutoNation had approximately $3.94 billion of non-vehicle debt outstanding as of September 30, 2023.

Segment Results
Segment results(1) for the Third Quarter of 2023 were as follows:
•Domestic – Domestic segment revenue of $2.0 billion decreased $49 million from a year ago. Domestic segment income(2) was $107 million compared to $143 million a year ago and $116 million in the Second Quarter 2023.
•Import – Import segment revenue of $2.1 billion increased $202 million from a year ago. Import segment income(2) was $165 million compared to $180 million a year ago and $173 million in the Second Quarter 2023.
•Premium Luxury – Premium Luxury segment revenue of $2.5 billion increased $10 million from a year ago. Premium Luxury segment income(2) was $193 million compared to $235 million a year ago and $222 million in the Second Quarter 2023.

Selected GAAP Financial Data
($ in millions, except per share data)
	Nine Months Ended September 30,
	2023	2022	YoY
Revenue	$20,181.5	$20,288.0	-1%
Gross Profit	$3,916.3	$3,983.4	-2%
Operating Income	$1,302.0	$1,599.6	-19%
Net Income	$804.9	$1,091.0	-26%
Diluted EPS	$17.65	$18.52	-5%

New Vehicle Retail Unit Sales	179,798	169,897	6%
Used Vehicle Retail Unit Sales	208,868	232,198	-10%

Selected Non-GAAP Financial Data
($ in millions, except per share data)
	Nine Months Ended September 30,
	2023	2022	YoY
Adjusted Operating Income	$1,324.8	$1,552.1	-15%
Adjusted Net Income	$817.3	$1,074.0	-24%
Adjusted Diluted EPS	$17.92	$18.23	-2%
The Third Quarter conference call will begin at 9:00 a.m. Eastern Time and may be accessed by telephone at 833-470-1428 (Conference ID:575899) or on AutoNation’s investor relations website at investors.autonation.com.

The webcast will also be available on AutoNation’s website following the call under “Events & Presentations.” A playback of the conference call will be available after 12:00 p.m. Eastern Time on October 27, 2023, through November 17, 2023, by calling 866-813-9403 (Conference ID: 534785). Additional information regarding AutoNation’s results can be found in the Investor Presentation available at investors.autonation.com.
(1)AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by Ford, General Motors, and Stellantis; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Hyundai, Subaru, and Nissan; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, Audi, and Jaguar Land Rover.
(2)Segment income represents income for each of AutoNation’s reportable segments and is defined as operating income less floorplan interest expense.

About AutoNation, Inc.
AutoNation, a provider of personalized transportation services, is driven by innovation and transformation. As one of America's most admired companies, AutoNation delivers a peerless Customer experience recognized by data-driven consumer insight leaders, Reputation and J.D. Power. Through its brand affinity, the AutoNation Brand is synonymous with “DRVPNK.” AutoNation has a singular focus on personalized transportation services that are easy, transparent, and Customer-centric.

Please visit www.autonation.com, investors.autonation.com, and www.twitter.com/autonation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation’s automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as "anticipates," "expects," "intends," "goals," "targets," "projects," "plans," "believes," "continues," "may," "will," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, and investments, including AutoNation USA, AutoNation Finance, and our mobile automotive repair and maintenance business, statements regarding our investments in digital and online capabilities and mobility solutions, statements regarding our expectations for the future performance of our business and the automotive retail industry, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: our ability to implement successfully our strategic acquisitions, initiatives, partnerships, and investments, including our investments in digital and online capabilities and mobility solutions; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to acquire and integrate successfully new acquisitions; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for franchise acquisitions; economic conditions, including changes in unemployment, interest, and/or inflation rates, consumer demand, fuel prices, and tariffs; supply chain disruptions and inventory availability; new and used vehicle margins; our ability to attain planned sales volumes within our expected time frames; our ability to successfully implement and maintain expense controls; the successful resolution of labor strikes impacting domestic vehicle manufacturers; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
New vehicle	$3,187.6	$2,863.9	$9,400.5	$8,606.9
Used vehicle	2,172.1	2,401.7	6,292.7	7,494.5
Parts and service	1,157.4	1,032.1	3,392.5	3,072.3
Finance and insurance, net	369.5	360.7	1,071.4	1,092.2
Other	6.1	7.6	24.4	22.1
Total revenue	6,892.7	6,666.0	20,181.5	20,288.0
Cost of sales:
New vehicle	2,936.9	2,534.2	8,575.2	7,578.7
Used vehicle	2,044.3	2,259.7	5,876.2	7,059.4
Parts and service	611.6	553.5	1,793.1	1,650.9
Other	5.3	5.8	20.7	15.6
Total cost of sales	5,598.1	5,353.2	16,265.2	16,304.6
Gross profit	1,294.6	1,312.8	3,916.3	3,983.4
Selling, general, and administrative expenses	819.3	763.2	2,444.9	2,259.4
Depreciation and amortization	55.7	50.1	163.1	148.9
Other (income) expense, net(1)	0.1	(23.0)	6.3	(24.5)
Operating income	419.5	522.5	1,302.0	1,599.6
Non-operating income (expense) items:
Floorplan interest expense	(38.3)	(10.7)	(98.2)	(21.7)
Other interest expense	(48.8)	(33.7)	(135.9)	(97.4)
Other income (loss), net(2)	(5.0)	(4.6)	4.6	(24.7)
Income from continuing operations before income taxes	327.4	473.5	1,072.5	1,455.8
Income tax provision	83.7	120.8	268.5	364.5
Net income from continuing operations	243.7	352.7	804.0	1,091.3
Income (loss) from discontinued operations, net of income taxes	—	(0.1)	0.9	(0.3)
Net income	$243.7	$352.6	$804.9	$1,091.0
Diluted earnings (loss) per share(3):
Continuing operations	$5.54	$6.31	$17.63	$18.53
Discontinued operations	$—	$—	$0.02	$(0.01)
Net income	$5.54	$6.31	$17.65	$18.52
Weighted average common shares outstanding	44.0	55.9	45.6	58.9
Common shares outstanding, net of treasury stock, at period end	42.8	52.3	42.8	52.3

(1)Current periods primarily include results of our finance company, including expected credit loss expense and gains on asset sales, as well as gains on a legal settlement. Prior periods primarily include gains on business/property divestitures and legal settlements.
(2)Includes gains (losses) related to changes in the cash surrender value of corporate-owned life insurance for deferred compensation plan participants.
(3)Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	$ Variance	% Variance	2023	2022	$ Variance	% Variance
Revenue:
New vehicle	$3,187.6	$2,863.9	$323.7	11.3	$9,400.5	$8,606.9	$793.6	9.2
Retail used vehicle	2,025.1	2,253.1	(228.0)	(10.1)	5,858.4	7,007.5	(1,149.1)	(16.4)
Wholesale	147.0	148.6	(1.6)	(1.1)	434.3	487.0	(52.7)	(10.8)
Used vehicle	2,172.1	2,401.7	(229.6)	(9.6)	6,292.7	7,494.5	(1,201.8)	(16.0)
Finance and insurance, net	369.5	360.7	8.8	2.4	1,071.4	1,092.2	(20.8)	(1.9)
Total variable operations	5,729.2	5,626.3	102.9	1.8	16,764.6	17,193.6	(429.0)	(2.5)
Parts and service	1,157.4	1,032.1	125.3	12.1	3,392.5	3,072.3	320.2	10.4
Other	6.1	7.6	(1.5)		24.4	22.1	2.3
Total revenue	$6,892.7	$6,666.0	$226.7	3.4	$20,181.5	$20,288.0	$(106.5)	(0.5)
Gross profit:
New vehicle	$250.7	$329.7	$(79.0)	(24.0)	$825.3	$1,028.2	$(202.9)	(19.7)
Retail used vehicle	126.6	140.9	(14.3)	(10.1)	398.3	413.4	(15.1)	(3.7)
Wholesale	1.2	1.1	0.1		18.2	21.7	(3.5)
Used vehicle	127.8	142.0	(14.2)	(10.0)	416.5	435.1	(18.6)	(4.3)
Finance and insurance	369.5	360.7	8.8	2.4	1,071.4	1,092.2	(20.8)	(1.9)
Total variable operations	748.0	832.4	(84.4)	(10.1)	2,313.2	2,555.5	(242.3)	(9.5)
Parts and service	545.8	478.6	67.2	14.0	1,599.4	1,421.4	178.0	12.5
Other	0.8	1.8	(1.0)		3.7	6.5	(2.8)
Total gross profit	1,294.6	1,312.8	(18.2)	(1.4)	3,916.3	3,983.4	(67.1)	(1.7)
Selling, general, and administrative expenses	819.3	763.2	(56.1)	(7.4)	2,444.9	2,259.4	(185.5)	(8.2)
Depreciation and amortization	55.7	50.1	(5.6)		163.1	148.9	(14.2)
Other (income) expense, net	0.1	(23.0)	(23.1)		6.3	(24.5)	(30.8)
Operating income	419.5	522.5	(103.0)	(19.7)	1,302.0	1,599.6	(297.6)	(18.6)
Non-operating income (expense) items:
Floorplan interest expense	(38.3)	(10.7)	(27.6)		(98.2)	(21.7)	(76.5)
Other interest expense	(48.8)	(33.7)	(15.1)		(135.9)	(97.4)	(38.5)
Other income (loss), net	(5.0)	(4.6)	(0.4)		4.6	(24.7)	29.3
Income from continuing operations before income taxes	$327.4	$473.5	$(146.1)	(30.9)	$1,072.5	$1,455.8	$(383.3)	(26.3)
Retail vehicle unit sales:
New	62,289	55,565	6,724	12.1	179,798	169,897	9,901	5.8
Used	72,517	75,355	(2,838)	(3.8)	208,868	232,198	(23,330)	(10.0)
	134,806	130,920	3,886	3.0	388,666	402,095	(13,429)	(3.3)
Revenue per vehicle retailed:
New	$51,174	$51,541	$(367)	(0.7)	$52,284	$50,660	$1,624	3.2
Used	$27,926	$29,900	$(1,974)	(6.6)	$28,048	$30,179	$(2,131)	(7.1)
Gross profit per vehicle retailed:
New	$4,025	$5,934	$(1,909)	(32.2)	$4,590	$6,052	$(1,462)	(24.2)
Used	$1,746	$1,870	$(124)	(6.6)	$1,907	$1,780	$127	7.1
Finance and insurance	$2,741	$2,755	$(14)	(0.5)	$2,757	$2,716	$41	1.5
Total variable operations(1)	$5,540	$6,350	$(810)	(12.8)	$5,905	$6,301	$(396)	(6.3)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2023 (%)	2022 (%)	2023 (%)	2022 (%)
Revenue mix percentages:
New vehicle	46.2	43.0	46.6	42.4
Used vehicle	31.5	36.0	31.2	36.9
Parts and service	16.8	15.5	16.8	15.1
Finance and insurance, net	5.4	5.4	5.3	5.4
Other	0.1	0.1	0.1	0.2
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	19.4	25.1	21.1	25.8
Used vehicle	9.9	10.8	10.6	10.9
Parts and service	42.2	36.5	40.8	35.7
Finance and insurance	28.5	27.5	27.4	27.4
Other	—	0.1	0.1	0.2
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	7.9	11.5	8.8	11.9
Used vehicle - retail	6.3	6.3	6.8	5.9
Parts and service	47.2	46.4	47.1	46.3
Total	18.8	19.7	19.4	19.6
Selling, general, and administrative expenses	11.9	11.4	12.1	11.1
Operating income	6.1	7.8	6.5	7.9
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	63.3	58.1	62.4	56.7
Operating income	32.4	39.8	33.2	40.2

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	$ Variance	% Variance	2023	2022	$ Variance	% Variance
Revenue:
Domestic	$1,983.9	$2,032.8	$(48.9)	(2.4)	$5,770.5	$6,108.1	$(337.6)	(5.5)
Import	2,077.2	1,875.2	202.0	10.8	5,864.2	5,799.0	65.2	1.1
Premium luxury	2,516.1	2,506.4	9.7	0.4	7,621.5	7,601.7	19.8	0.3
Total	6,577.2	6,414.4	162.8	2.5	19,256.2	19,508.8	(252.6)	(1.3)
Corporate and other	315.5	251.6	63.9	25.4	925.3	779.2	146.1	18.8
Total consolidated revenue	$6,892.7	$6,666.0	$226.7	3.4	$20,181.5	$20,288.0	$(106.5)	(0.5)

Segment income*:
Domestic	$107.2	$142.7	$(35.5)	(24.9)	$341.5	$445.2	$(103.7)	(23.3)
Import	164.7	180.3	(15.6)	(8.7)	498.1	559.0	(60.9)	(10.9)
Premium luxury	192.9	235.2	(42.3)	(18.0)	641.2	722.2	(81.0)	(11.2)
Total	464.8	558.2	(93.4)	(16.7)	1,480.8	1,726.4	(245.6)	(14.2)
Corporate and other	(83.6)	(46.4)	(37.2)		(277.0)	(148.5)	(128.5)
Add: Floorplan interest expense	38.3	10.7	27.6		98.2	21.7	76.5
Operating income	$419.5	$522.5	$(103.0)	(19.7)	$1,302.0	$1,599.6	$(297.6)	(18.6)
* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	17,766	16,859	907	5.4	51,110	49,984	1,126	2.3
Import	28,232	22,309	5,923	26.5	78,502	70,457	8,045	11.4
Premium luxury	16,291	16,397	(106)	(0.6)	50,186	49,456	730	1.5
	62,289	55,565	6,724	12.1	179,798	169,897	9,901	5.8

Retail used vehicle unit sales:
Domestic	22,406	24,827	(2,421)	(9.8)	64,914	76,603	(11,689)	(15.3)
Import	24,548	25,416	(868)	(3.4)	69,241	77,731	(8,490)	(10.9)
Premium luxury	19,710	20,677	(967)	(4.7)	57,409	64,007	(6,598)	(10.3)
	66,664	70,920	(4,256)	(6.0)	191,564	218,341	(26,777)	(12.3)

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023 (%)	2022 (%)	2023 (%)	2022 (%)
Domestic:
Ford, Lincoln	10.5	10.5	10.9	10.7
Chevrolet, Buick, Cadillac, GMC	10.8	10.8	10.4	9.8
Chrysler, Dodge, Jeep, Ram	7.2	9.0	7.1	8.9
Domestic total	28.5	30.3	28.4	29.4
Import:
Toyota	19.9	19.7	18.7	20.4
Honda	12.4	9.1	12.8	9.7
Nissan	2.2	1.7	2.2	2.1
Hyundai	3.4	3.4	3.4	3.2
Subaru	4.1	3.0	3.5	3.1
Other Import	3.3	3.3	3.1	3.0
Import total	45.3	40.2	43.7	41.5
Premium Luxury:
Mercedes-Benz	8.5	10.9	9.3	10.5
BMW	8.4	9.4	9.1	9.5
Lexus	2.8	2.8	3.0	2.8
Audi	2.9	2.7	2.7	2.6
Jaguar Land Rover	1.7	1.7	1.8	1.7
Other Premium Luxury	1.9	2.0	2.0	2.0
Premium Luxury total	26.2	29.5	27.9	29.1
	100.0	100.0	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Capital expenditures	$87.0	$75.9	$286.0	$236.2
Cash paid for acquisitions, net of cash acquired	$2.2	$—	$271.1	$—
Deposits for investment	$—	$81.6	$—	$81.6
Proceeds from exercises of stock options	$0.4	$0.8	$1.9	$3.4
Stock repurchases:
Aggregate purchase price (1)	$200.0	$428.2	$712.4	$1,213.1
Shares repurchased (in millions)	1.3	3.8	5.3	10.9

Floorplan Assistance and Expense	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Variance	2023	2022	Variance
Floorplan assistance earned (included in cost of sales)	$31.5	$26.3	$5.2	$92.1	$81.1	$11.0
New vehicle floorplan interest expense	(35.1)	(9.4)	(25.7)	(89.1)	(18.2)	(70.9)
Net new vehicle inventory carrying benefit (expense)	$(3.6)	$16.9	$(20.5)	$3.0	$62.9	$(59.9)

Balance Sheet and Other Highlights	September 30, 2023	December 31, 2022	September 30, 2022
Cash and cash equivalents	$64.0	$72.6	$442.9
Inventory	$2,645.6	$2,048.3	$1,851.3
Floorplan notes payable	$2,814.8	$2,109.3	$1,624.8
Non-recourse debt	$246.1	$323.6	$—
Non-vehicle debt	$3,942.4	$3,649.5	$3,544.6
Equity	$2,142.0	$2,047.8	$2,255.2

New days supply (industry standard of selling days)	31 days	19 days	15 days
Used days supply (trailing calendar month days)	33 days	31 days	34 days

Key Credit Agreement Covenant Compliance Calculations (2)
Leverage ratio		2.02x
Covenant	less than or equal to	3.75x

Interest coverage ratio		7.15x
Covenant	greater than or equal to	3.00x

(1) Excludes excise tax accrual under Inflation Reduction Act.
(2) Calculated in accordance with our credit agreement as filed with our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Three Months Ended September 30,
	Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022
From continuing operations, as reported	$419.5	$522.5	$327.4	$473.5	$83.7	$120.8	25.6%	25.5%	$243.7	$352.7
Discontinued operations, net of income taxes									—	(0.1)
As reported									$243.7	$352.6	$5.54	$6.31
Increase (decrease) in compensation expense related to market valuation changes in deferred compensation plans(4)	(3.7)	(4.8)
Net gains on business/property dispositions	—	(16.1)	—	(16.1)	—	(4.0)			—	(12.1)	$—	$(0.22)
Legal settlement	—	(6.3)	—	(6.3)	—	(1.4)			—	(4.9)	$—	$(0.09)
Adjusted	$415.8	$495.3	$327.4	$451.1	$83.7	$115.4	25.6%	25.6%	$243.7	$335.6	$5.54	$6.00

	Three Months Ended September 30,
	SG&A		SG&A as a Percentage of Gross Profit (%)
	2023	2022	2023	2022
As reported	$819.3	$763.2	63.3	58.1
Excluding increase (decrease) in compensation expense related to market valuation changes in deferred compensation plans	(3.7)	(4.8)
Adjusted	$823.0	$768.0	63.6	58.5

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)	Increases and decreases in deferred compensation obligations, which are recorded in SG&A, are substantially offset by corresponding gains and losses, respectively, related to changes in the cash surrender value of corporate-owned life insurance ("COLI") for deferred compensation plan participants as a result of changes in market performance of the underlying investments. Gains and losses related to the COLI are recorded in non-operating Other Income (Loss), Net.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Nine Months Ended September 30,
	Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022
From continuing operations, as reported	$1,302.0	$1,599.6	$1,072.5	$1,455.8	$268.5	$364.5	25.0%	25.0%	$804.0	$1,091.3
Discontinued operations, net of income taxes									0.9	(0.3)
As reported									804.9	1,091.0	$17.65	$18.52
Increase (decrease) in compensation expense related to market valuation changes in deferred compensation plans(4)	6.3	(25.1)
Losses from hail storms and other natural catastrophes	16.5	—	16.5	—	4.1	—			12.4	—	$0.27	$—
Net gains on business/property dispositions	—	(16.1)	—	(16.1)	—	(4.0)			—	(12.1)	$—	$(0.21)
Legal settlement	—	(6.3)	—	(6.3)	—	(1.4)			—	(4.9)	$—	$(0.08)
Adjusted	$1,324.8	$1,552.1	$1,089.0	$1,433.4	$272.6	$359.1	25.0%	25.1%	$817.3	$1,074.0	$17.92	$18.23

	Nine Months Ended September 30,
	SG&A		SG&A as a Percentage of Gross Profit (%)
	2023	2022	2023	2022
As reported	$2,444.9	$2,259.4	62.4	56.7
Excluding increase (decrease) in compensation expense related to market valuation changes in deferred compensation plans	6.3	(25.1)
Excluding losses from hail storms and other natural catastrophes	16.5	—
Adjusted	$2,422.1	$2,284.5	61.8	57.4

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)	Increases and decreases in deferred compensation obligations, which are recorded in SG&A, are substantially offset by corresponding gains and losses, respectively, related to changes in the cash surrender value of corporate-owned life insurance ("COLI") for deferred compensation plan participants as a result of changes in market performance of the underlying investments. Gains and losses related to the COLI are recorded in non-operating Other Income (Loss), Net.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	$ Variance	% Variance	2023	2022	$ Variance	% Variance
Revenue:
New vehicle	$3,117.8	$2,856.9	$260.9	9.1	$9,273.4	$8,572.1	$701.3	8.2
Retail used vehicle	1,955.5	2,248.4	(292.9)	(13.0)	5,685.7	6,976.6	(1,290.9)	(18.5)
Wholesale	142.6	147.7	(5.1)	(3.5)	424.8	484.3	(59.5)	(12.3)
Used vehicle	2,098.1	2,396.1	(298.0)	(12.4)	6,110.5	7,460.9	(1,350.4)	(18.1)
Finance and insurance, net	359.7	360.1	(0.4)	(0.1)	1,047.8	1,088.5	(40.7)	(3.7)
Total variable operations	5,575.6	5,613.1	(37.5)	(0.7)	16,431.7	17,121.5	(689.8)	(4.0)
Parts and service	1,127.3	1,027.6	99.7	9.7	3,321.6	3,052.7	268.9	8.8
Other	5.9	7.6	(1.7)		24.1	22.1	2.0
Total revenue	$6,708.8	$6,648.3	$60.5	0.9	$19,777.4	$20,196.3	$(418.9)	(2.1)

Gross profit:
New vehicle	$245.7	$328.9	$(83.2)	(25.3)	$815.2	$1,024.4	$(209.2)	(20.4)
Retail used vehicle	121.8	140.9	(19.1)	(13.6)	386.5	412.5	(26.0)	(6.3)
Wholesale	1.6	1.2	0.4		18.8	21.9	(3.1)
Used vehicle	123.4	142.1	(18.7)	(13.2)	405.3	434.4	(29.1)	(6.7)
Finance and insurance	359.7	360.1	(0.4)	(0.1)	1,047.8	1,088.5	(40.7)	(3.7)
Total variable operations	728.8	831.1	(102.3)	(12.3)	2,268.3	2,547.3	(279.0)	(11.0)
Parts and service	534.1	475.2	58.9	12.4	1,568.7	1,408.9	159.8	11.3
Other	0.6	1.7	(1.1)		3.5	6.4	(2.9)
Total gross profit	$1,263.5	$1,308.0	$(44.5)	(3.4)	$3,840.5	$3,962.6	$(122.1)	(3.1)

Retail vehicle unit sales:
New	60,690	55,464	5,226	9.4	177,094	169,391	7,703	4.5
Used	69,670	75,235	(5,565)	(7.4)	201,875	231,367	(29,492)	(12.7)
	130,360	130,699	(339)	(0.3)	378,969	400,758	(21,789)	(5.4)

Revenue per vehicle retailed:
New	$51,373	$51,509	$(136)	(0.3)	$52,364	$50,605	$1,759	3.5
Used	$28,068	$29,885	$(1,817)	(6.1)	$28,164	$30,154	$(1,990)	(6.6)

Gross profit per vehicle retailed:
New	$4,048	$5,930	$(1,882)	(31.7)	$4,603	$6,048	$(1,445)	(23.9)
Used	$1,748	$1,873	$(125)	(6.7)	$1,915	$1,783	$132	7.4
Finance and insurance	$2,759	$2,755	$4	0.1	$2,765	$2,716	$49	1.8
Total variable operations(1)	$5,578	$6,350	$(772)	(12.2)	$5,936	$6,302	$(366)	(5.8)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2023 (%)	2022 (%)	2023 (%)	2022 (%)
Revenue mix percentages:
New vehicle	46.5	43.0	46.9	42.4
Used vehicle	31.3	36.0	30.9	36.9
Parts and service	16.8	15.5	16.8	15.1
Finance and insurance, net	5.4	5.4	5.3	5.4
Other	—	0.1	0.1	0.2
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	19.4	25.1	21.2	25.9
Used vehicle	9.8	10.9	10.6	11.0
Parts and service	42.3	36.3	40.8	35.6
Finance and insurance	28.5	27.5	27.3	27.5
Other	—	0.2	0.1	—
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	7.9	11.5	8.8	12.0
Used vehicle - retail	6.2	6.3	6.8	5.9
Parts and service	47.4	46.2	47.2	46.2
Total	18.8	19.7	19.4	19.6